UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 7, 2018, WellCare Health Plans, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) between the Company and SunTrust Robinson Humphrey, Inc. and J.P. Morgan Securities LLC, acting as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 4,528,302 shares of common stock in a public offering at a public offering price of $265.00 per share made pursuant to a registration statement and a related prospectus supplement filed by the Company with the U.S. Securities and Exchange Commission. The Company has granted the underwriters an option for 30 days to purchase up to an additional 679,245 shares of common stock. The offering is expected to close on or about August 10, 2018. The issuance of the common stock will be subject to customary closing conditions.
The Company expects that the net proceeds of the offering, after deducting underwriting discounts and commission and estimated expenses of the offering, will be approximately $1,164.0 million. The Company intends to use the net proceeds of the offering to fund a portion of the cash consideration for the Company’s previously announced acquisition (the “Acquisition”) of Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc. and MeridianRx, a pharmacy benefit manager (collectively, “Meridian”), to pay related fees and expenses and for general corporate purposes. If the Acquisition is not completed for any reason, WellCare will use the net proceeds from the offering for general corporate purposes. The offering is not contingent upon the consummation of the Acquisition, which the Company expects to close in the next few months, subject to the satisfaction of certain closing conditions, including the receipt of regulatory approvals. Pending such use, the net proceeds from the offering may be invested temporarily in short-term interest-bearing investments.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of those liabilities.
The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and the description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Item 8.01. Other Events.
On August 8, 2018, the Company announced the pricing of the common stock. A copy of the corresponding press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Kirkland and Ellis LLP has issued an opinion, dated August 7, 2018, to the Company regarding certain legal matters with respect to the offering of the common stock, a copy of which is filed as Exhibit 5.1 hereto.
Cautionary Statement Regarding Forward-Looking Statements
The information contained in Items 1.01 and 8.01 of this 8-K contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will” and similar expressions are forward-looking statements. Statements regarding the offering and the Acquisition contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to complete the offering and the Acquisition in a timely manner or at all (which may adversely affect WellCare’s business), the failure to satisfy the conditions to the consummation of the Acquisition (including the receipt of certain governmental and regulatory approvals) and any requirements that may be imposed by governmental or regulatory authorities as a condition to approving the Acquisition. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.
Additional information concerning these and other important risks and uncertainties can be found in the Company’s filings with the U.S. Securities and Exchange Commission, included under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10K for the year ended December 31, 2017 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

1.1
Underwriting Agreement, dated August 7, 2018, by and among the Company and SunTrust Robinson Humphrey, Inc. and J.P. Morgan Securities LLC, acting as representatives of the several underwriters named therein.

5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
99.1	Press release dated August 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
August 8, 2018	/s/ Anat Hakim Anat Hakim Senior Vice President, General Counsel and Secretary

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